                     VARIABLE ANNUITY REINSURANCE AGREEMENT




                         Effective Date of July 1, 1998




                                     Between




            THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
                             (Boston, Massachusetts)




                                       and




                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                             (Hartford, Connecticut)



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THE MANUFACTURES LIFE INSURANCE
 COMPANY OF NORTH AMERICA
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                     VARIABLE ANNUITY REINSURANCE AGREEMENT

                                     between

            THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                      INDEX
                                      -----

                                                     ARTICLE           PAGE
                                                     -------           ----
           Access to Records                           XII                8
           Amounts at Risk                              II                3
           Arbitration                                XVII               11
           Automatic Excess Reinsurance                III                4
           Claims                                      VII                6
           Currency                                    XIV                9
           DAC Tax Regulation Election               XVIII               11
           Delays, Errors, or Omissions               XIII                9
           Effective Date; Term and Termination        XIX               12
           Extra Contractual Obligations                IX                7
           Hold Harmless                                XV               10
           Insolvency                                  XVI               10
           Liability of Connecticut General             IV                4
           Litigation                                    X                8
           Notices                                      XX               15
           Offset                                       XI                8
           Parties to the Agreement                      I                3
           Premium Accounting                           VI                5
           Reinsurance Premiums                          V                5
           Reserves                                   VIII                7

                                    SCHEDULES
                                    ---------
               A      Maximum Limits of Reinsurance in Connecticut General
               B      Contracts and Funds Subject to this Reinsurance Agreement
               C      Limits and Rules of MNA
               D      Reinsurance Premium Rates and Calculation Criteria
               E      Quarterly Reporting Format

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THE MANUFACTURES LIFE INSURANCE
 COMPANY OF NORTH AMERICA
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                     VARIABLE ANNUITY REINSURANCE AGREEMENT
                         (hereinafter called Agreement)

                                     between

            THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
                            (hereinafter called MNA)

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
          (hereinafter called Connecticut General or CIGNA Reinsurance)


It is agreed by the two companies as follows:

                      ARTICLE I - PARTIES TO THE AGREEMENT
                      ------------------------------------
This Agreement shall be binding upon and shall inure solely to the benefit of MNA and Connecticut General. This Agreement shall not and is not intended to create any right or interest in any third party and shall not and is not intended to create any legal relationship between either party and any third party, including, without limitation, annuitants, insureds, certificate or contract holders, employees, dependents, beneficiaries, policy owners, applicants or assignees under any policy or contract issued by MNA.

                          ARTICLE II - AMOUNTS AT RISK
                          ----------------------------
A. The Guaranteed Minimum Death Benefit (GMDB) reinsurance benefit, on the Contract Forms identified in Schedule B, is the excess of the guaranteed minimum death benefit, as defined in Schedule A, less the Contract Value and reductions for withdrawals.

B. The Guaranteed Income Rider (GIR) reinsurance benefit is the excess of the cost of providing the Income Benefit, as defined in Schedule A, over 98% of the Contract Value.

C. At issue, MNA will cede to Connecticut General and Connecticut General will reinsure and fully indemnify MNA for the percentage liability on the Guaranteed Minimum Death Benefit or Guaranteed Income Rider, as defined in
     (A) and (B) above, as follows:

    1. 100% of all new issues of the Guaranteed Minimum Death Benefit or Guaranteed Income Rider where the owner selects the Guaranteed Income Rider; and

    2. 50% of all new issues of the remaining GMDB where the owner has not selected the GIR;

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D.   The Contract Value represents the owner's invested assets in the funds in
     Schedule B as it appears in the records of MNA before application of any surrender charges, on any given date.

                   ARTICLE III - AUTOMATIC EXCESS REINSURANCE
                   ------------------------------------------
A. On and after the Effective Date of this Agreement, subject to the limits of Connecticut General's liability set forth in Schedule A and all other terms, conditions and limitations set forth in this Agreement and the Schedules attached to and made a part hereof, MNA shall cede and Connecticut General shall accept the percentage liability on the GIR and/or GMDB of MNA under the Variable Annuity Contracts, as described in Article II.

B. This Agreement covers only MNA'S liability for claims paid under Variable Annuity Contracts written on forms and investment in funds which were reviewed by Connecticut General prior to their issuance. Forms, as supplemented by additional materials, and funds available as of the date of this Agreement are listed on Schedule B. If MNA intends to cede to Connecticut General liability with respect to a new form or fund, or a revised version of an approved form or fund, it must provide to Connecticut General written notice of such intention together with a copy of the proposed form, fund or revision, and a revised Schedule B.

C. MNA shall provide written notice to Connecticut General of any changes in its published limits and rules identified on Schedule C, and Connecticut General shall have no liability pursuant to revised limits and rules unless and until Connecticut General provides written notice to MNA that such revised limits and rules are acceptable.


                  ARTICLE IV - LIABILITY OF CONNECTICUT GENERAL
                  ---------------------------------------------
Connecticut General's liability for reinsurance under this Agreement shall follow that of MNA in every case, and be subject in all respects to the general stipulations, terms, clauses, conditions, waivers and modifications of the Variable Annuity Contracts.

In no event shall Connecticut General have any reinsurance liability unless the Variable Annuity Contract issued by MNA is in force and the underwriting and issuance of coverage by MNA constitutes the doing of business in a state of the United States of America in which MNA is properly licensed and authorized to do business.



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                        ARTICLE V - REINSURANCE PREMIUMS
                        --------------------------------
Premiums rates for reinsurance on new issues of the GMDB through June 30, 2001, subject to the terms and conditions of this Agreement, are guaranteed while the reinsurance coverage is in effect per Article XIX. Premiums rates for reinsurance on new issues of the GIR through June 30, 2001, subject to the terms and conditions of this Agreement, are guaranteed while the reinsurance coverage is in effect per Article XIX. Premiums for reinsurance shall be paid in advance on a quarterly basis and shall be determined by the application of the rates set forth in Schedule D to the amount of reinsurance coverage provided for each annuity insured by MNA as calculated based on the criteria defined in Schedule D.

For funds identified as guaranteed in Schedule B, there will be no minimum premium regardless of attained age.

                         ARTICLE VI - PREMIUM ACCOUNTING
                         -------------------------------
A. On or before the Due Date (as defined in Paragraph B), MNA shall forward to Connecticut General its statement of account as set forth in Schedules E together with its remittance for the net amount due as shown therein as well as any premium adjustments from the prior quarter. If the statement shows a balance due MNA, Reinsurer shall remit that amount to MNA on or before the Remittance Date (the date occurring thirty days after the Due Date). If the amounts described in Article VI cannot be determined by the Due Dates set forth in Article VI, on an exact basis, such payments will be made with a generally agreed upon formula which will approximate the actual payments. Adjustments will then be made to reflect actual amounts when they become available.

B. For the purposes of this Agreement the Due Date for Reinsurer's receipt of the statement of account and premium due is the thirtieth day following the close of any reporting period. The payment of reinsurance premiums in accordance with the provisions herein shall be a condition precedent to the liability of Reinsurer for reinsurance covered by this Agreement. In the event that reinsurance premiums are not received by Reinsurer as of the Due Date following the close of the reporting period in which they fall due, Reinsurer will notify MNA that such premiums are due and unpaid, and MNA will remit the premium on or before the Remittance Date. In the event that the premiums are not paid by the Remittance Date, Reinsurer shall have the right to give MNA notice of termination of such reinsurance immediately.

C. If reinsurance is terminated as provided in paragraph B, and if all reinsurance premiums in default and any additional charges due in accordance with this Agreement, including such premiums and charges which may become in default are not paid by the Remittance Date, Reinsurer shall thereupon be relieved automatically of future liability under all reinsurance for which premiums and other charges remain unpaid. New and existing Reinsurance for which



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     premiums subsequently fall due will terminate automatically if reinsurance premiums are not paid when due as provided in paragraph B of this Article. The reinsurance so terminated may be reinstated at any time within sixty days of the date of termination upon payment of all reinsurance premiums and other charges in arrears; but in the event of such reinstatement, Reinsurer shall have no liability in connection with any claims incurred between the date of termination and the date of reinstatement of the reinsurance without prior written consent of the Reinsurer.

D. Not withstanding termination of reinsurance as provided herein, MNA shall continue to be liable to Reinsurer for all unpaid reinsurance premiums earned by Reinsurer under this Agreement. Such premiums are subject to an annual interest charge as specified in Article XIX.

                              ARTICLE VII - CLAIMS
                              --------------------
MNA is solely responsible for payment of its claims under the Policies identified on Schedule B.

MNA shall provide written notice to Connecticut General of any Claim which may impact the reinsurance coverage under this Agreement within thirty (30) calendar days of receipt of notification of Claim. MNA shall also provide prompt notice to Connecticut General of all subsequent significant developments relating to such Claim. Inadvertent oversight or omission in the provision of such notice shall not relieve Connecticut General of liability provided MNA informs Connecticut General of such oversight or omission promptly upon its discovery.

MNA shall provide Connecticut General with proof of claim, proof of claim payment and any other claim documentation requested by Connecticut General in accordance with Schedule E. Payment of reinsurance shall be made by Connecticut General in one sum regardless of the method of payment by MNA and within thirty
(30) calendar days following receipt of required claim documentation.

MNA shall notify Connecticut General of its intention to contest or deny a claim which may involve the reinsurance coverage under this Agreement before any notice of contest or denial is provided to the claimant. Connecticut General shall then have thirty (30) calendar days within which to advise MNA whether it agrees that the claim should be contested or denied. If Connecticut General does not agree that the claim should be contested or denied, then it shall pay to MNA the full amount of the reinsurance on the risk reinsured, as set forth in this Agreement, and Connecticut General shall have no further obligation in respect to such claim. If Connecticut General agrees that the claim should be contested or denied, then Connecticut General shall pay its share of the following in accordance with its share of liability as set forth in this Agreement:

      * Expenses incurred by MNA in investigating, contesting litigating or otherwise resisting the Claim, excluding salaries and expenses of employees, officers and agents of MNA




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           and ordinary expenses of MNA, and costs of third party
           administrators acting on behalf of MNA; and

      *    Interest which is paid by MNA in respect of the Claim.

If the denial of a Claim results in an award verdict or judgment against MNA, where Connecticut General has agreed with the claim denial and MNA intends to appeal the verdict or judgment, written notice of the intention to appeal shall be provided to Connecticut General. Connecticut General shall be entitled at that time to pay its share of the judgment, together with any expenses and interest as set forth above, and to have no further obligation in connection with such Claim. If Connecticut General does not pay its share of the judgment and any expenses and interest due at that time, Connecticut General shall pay its share of the expenses associated with the appeal of the judgment or verdict, together with its share of any additional interest charges that may accrue during the appeal.


                             ARTICLE VIII - RESERVES
                             -----------------------
The reserve held by Connecticut General for reinsurance of the variable annuity death benefit will be determined in accordance with the NAIC Actuarial Guideline XXXIV, but in no event less than the recognized statutory required reserve. The reserve held by Connecticut General for reinsurance of the variable annuity income benefit will be determined in accordance with the NAIC Actuarial Guideline, once approved, but in no event less than the recognized statutory required reserve.


                   ARTICLE IX - EXTRA CONTRACTUAL OBLIGATIONS
                   ------------------------------------------
A. In no event shall Connecticut General be liable for extra contractual damages (whether they constitute Compensatory damages, Statutory penalties, Exemplary or Punitive damages) which are awarded against MNA as a result of an act, omission or course of conduct by MNA in connection with policies subject to this Agreement, unless Connecticut General shall have received notice in writing of and concurred with the actions taken or not taken by MNA which led to its liability, in which case Connecticut General shall pay its share of such liability. For this purpose, Connecticut General's share shall be proportionate with its risk under the business reinsured hereunder.

B. The following definitions shall apply:

     (1) Punitive damages and Exemplary damages are those damages awarded as a penalty, the amount of which is not governed nor fixed by statute.






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 COMPANY OF NORTH AMERICA
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     (2) Statutory penalties are those amounts which are awarded as a penalty but fixed in amount by statute.

     (3) Compensatory damages are those amounts awarded to compensate for the actual damages sustained and are not awarded as a penalty nor fixed in amount by statute.

                             ARTICLE X - LITIGATION

In the event of any action brought against MNA under any Underlying Annuity Contract that is subject to the terms and conditions of this Agreement, MNA shall provide a copy of such action and written notice of such action within ten
(10) business days to Connecticut General. If Connecticut General is a party to action brought against MNA, MNA shall seek agreement by Connecticut General on the selection and appointment of local counsel to represent MNA in such action.

                               ARTICLE XI - OFFSET

Either party shall have, and may exercise at any time and from time to time, the right to offset any balance or amounts whether on account of premiums or on account of losses or otherwise, due from one party to the other under the terms of this Agreement. However, in the event of insolvency of MNA subject to the provisions of Article XVI, offset shall only be allowed in accordance with the statutes and/or regulations of the state having jurisdiction over the insolvency.


                         ARTICLE XII - ACCESS TO RECORDS


MNA and Connecticut General, or its duly authorized representative, shall have access at any reasonable time during regular business hours, to all records of the other, including the right to photocopy and retain copies of such documents, which reasonably pertain in any way to this Agreement. Books and records shall be maintained in accordance with prudent standards of insurance company record keeping and must be retained for a period of at least seven (7) years from the date of creation. Within one hundred and fifty (150) days following the end of each calendar year, MNA and Connecticut General will provide each office with copies of their respective audited financial statements.

MNA and Connecticut General may come into the possession or knowledge of Confidential Information of the other in fulfilling obligations under this Agreement. Each party agrees to hold such confidential information in the strictest confidence and to take all reasonable steps to ensure that such Confidential Information is not disclosed in any form by any means by each of them or by any of its employees to third parties of any kind, other than attorneys, accountants, other

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consultants or retrocessionaires having an interest in such information, except by advance written authorization by an officer of the authorizing party; provided, however, that either party will be deemed to have satisfied its obligations as to the Confidential Information by protecting its confidentiality in the same manner that such party protects its own proprietary or confidential information of like kind which shall be at least a reasonable manner. "Confidential Information" means any information which (1) is not generally available to or known by the public, or (2) has not been lawfully obtained or developed by either party independently and not in violation of this Agreement or from any source other than the other party, provided that such source is not bound by a duty of confidentiality to such other party, and which consists of:

A. Information or knowledge about each party's products, processes, services, finances, customers, research, computer programs, marketing and business plans, claims management practices; and

B. Any medical or other personal, individually identifiable information about people or business entities with whom the parties do business, including customers, prospective customers, vendors, suppliers, individuals covered by insurance plan, and each party's producers and employees.


                   ARTICLE XIII - DELAYS, ERRORS OR OMISSIONS
                   ------------------------------------------
No accidental delay, errors or omissions on the part of MNA shall relieve Connecticut General of liability provided immediate notice of such delay, errors or omissions is provided to Connecticut General and are rectified as soon as possible after discovery. However, Connecticut General shall not be liable with respect to any reinsurance which may have been inadvertently included in the premium computation but which ought not to have been included by reason of the terms and conditions of this Agreement. Such inadvertent premium payments shall be returned. Adjustment(s) of premiums payable and claims incurred as a result of delay, errors or omissions shall be limited to the year in which they are discovered and the calendar year prior to such discovery.

It is expressly understood and agreed that if failure to comply with any terms of this Agreement is shown to be unintentional or the result of a misunderstanding or oversight on the part of either party, both parties shall be restored to the position they would have occupied had no such error or oversight occurred, subject always to the correction of the error or oversight.


                             ARTICLE XIV - CURRENCY
                             ----------------------
All retentions and limits hereunder are expressed in United States dollars and all premium and loss payments shall be made in United States currency. For the purposes of this Agreement, amounts




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
paid or received by Connecticut General in any other currency shall be converted into United States dollars at the rates of exchange on the date such transactions are entered on the books of Connecticut General.

                           ARTICLE XV - HOLD HARMLESS
                           --------------------------
A. Connecticut General shall indemnify and hold MNA harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and attorney's fees, which results from any negligence or willful misconduct of Connecticut General in fulfilling its duties and obligations under this Agreement or which results from any action which exceeds its authority under this Agreement.

B. MNA shall indemnify and hold Connecticut General harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and attorney's fees, which results from any negligence or willful misconduct of MNA in fulfilling its duties and obligations under this Agreement or which results from any action which exceeds its authority under this Agreement.


                            ARTICLE XVI - INSOLVENCY
                            ------------------------
In the event of insolvency of MNA, the reinsurance under this Agreement shall be payable directly by Connecticut General to MNA or to its liquidator, receiver, conservator or statutory successor on the basis of Connecticut General's liability to MNA without diminution because of the insolvency of MNA or because the liquidator, receiver, conservator or statutory successor of MNA has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of MNA shall give prompt written notice to Connecticut General of the pendency of a claim against MNA within a reasonable time after such claim is filed in the receivership, conservation, insolvency or liquidation proceeding and that during the pendency of such claim, Connecticut General may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to MNA or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by Connecticut General shall be chargeable, subject to the approval of the Court, against MNA as part of the expense of conservation or liquidation to the extent of a pro-rata share of the benefit which may accrue to MNA solely as a result of the defense undertaken by Connecticut General.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by MNA.




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

                           ARTICLE XVII - ARBITRATION
                           --------------------------
A. As a condition precedent to any right of action hereunder, any dispute between the parties with respect to the interpretation of this Agreement or any right, obligation or liability of either party, whether such dispute arises before or after termination of this Agreement, shall be submitted to arbitration upon the written request of either party. Each party shall select an arbitrator within thirty (30) days of the written request for arbitration. If either party refuses or neglects to appoint an arbitrator within thirty (30) days of the written request for arbitration, the other party may appoint the second arbitrator. The two arbitrators shall select an umpire within thirty (30) days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the umpire within thirty (30) days of the appointment of the second arbitrator, each arbitrator shall submit to the other a list of three umpire candidates, each arbitrator shall select one name from the list submitted by the other and the umpire shall be selected from the two names chosen by a lot drawing procedure to be agreed upon by the arbitrators.

B. The arbitrators and the umpire all shall be active or retired, disinterested executive officers of insurance or reinsurance companies.

C. The arbitration panel shall interpret this Agreement as an honorable engagement rather than merely as a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. The arbitration panel is released from judicial formalities and shall not be bound by strict rules of procedure and evidence.

D. The decision of the arbitration panel shall be final and binding on both parties. The arbitration panel may, at its discretion, award costs and expenses as it deems appropriate, including, but not limited to, attorneys' fees, interest and punitive damages. Judgment may be entered upon the final decision of the arbitration panel in any court of competent jurisdiction.

E. All meetings and hearings before the arbitration panel shall take place in Worcester, Massachusetts unless some other place is mutually agreed upon by both parties or ordered by the panel.

F. In the absence of a decision to the contrary by the arbitration panel, each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire and of the arbitration.

                   ARTICLE XVIII - DAC TAX REGULATION ELECTION
                   -------------------------------------------
Connecticut General and MNA hereby agree to make an election pursuant to Internal Revenue Code Regulation Section 1.848-2(g)(8). This election shall be effective for all taxable years for which the Reinsurance Agreement remains in effect.




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The terms used in this article are defined by reference to Regulation Section
1.848-2 promulgated on December 28, 1992.

Connecticut General and MNA agree that the entity with net positive consideration for the reinsurance agreement for each taxable year will capitalize specified policy acquisition expenses with respect to the reinsurance agreement without regard to the general deductions limitation of Section 848(c)(1) of the Internal Revenue Code of 1986, as amended.

Connecticut General and MNA agree to exchange information pertaining to the amount of net consideration under the reinsurance agreement each year to ensure consistency. To achieve this, MNA shall provide Connecticut General with a schedule of its calculation of the net consideration for all reinsurance agreements in force between them for a taxable year by no later than April 30 of the succeeding year. Connecticut General shall advise MNA if it disagrees with the amounts provided by no later than May 31, otherwise the amounts will be presumed correct and shall be reported by both parties in their respective tax returns for such tax year. If Connecticut General contests MNA'S calculation of the net consideration, the Parties agree to act in good faith to resolve any differences within thirty (30) days of the date Connecticut General submits its alternative calculation and report the amounts agreed upon in their respective tax returns for such tax year.

Connecticut General represents and warrants that it is subject to U.S. taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the Internal Revenue Code of 1986, as amended.



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                ARTICLE XIX EFFECTIVE DATE; TERM AND TERMINATION
                ------------------------------------------------

A. The effective date of this Agreement is July 1, 1998. This Agreement remains effective for all annuity contracts subject to this Agreement written by MNA through June 30, 2001, unless terminated pursuant to the paragraphs listed below:

B. Either Connecticut General or MNA shall have the option of terminating this agreement with one hundred and eighty (180) days written notice to the other party for new business anytime on or after June 30, 2001.

C. Once each calendar year, MNA shall have the option to recapture existing contracts beginning with the twentieth (20th) anniversary of their reinsurance hereunder. If MNA elects to recapture, 1/3 of the contracts can be recaptured in the first year eligible, 1/2 of the remaining contracts can be recaptured in the second year, and the balance of the contracts can be recaptured in the third year. Recapture must be made on an issue year basis beginning with the earliest issue year. Recapture cannot occur on contracts with later issue years until all contracts with earlier issue dates have been recaptured.

D. Upon delivery of sixty (60) days written notice to MNA, Connecticut General shall have the option of terminating this Agreement for new business within sixty (60) days of the happening of any of the following events:

      (1)     MNA's A. M. Best rating is reduced to a "C" or lower.

      (2) MNA's parent company is placed upon a "watch list" by its domiciliary state's insurance regulators;

      (3) An order appointing a receiver, conservator or trustee for management of MNA is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of MNA;

      (4) MNA is merged, purchased or there is any other material change in the MNA organization which directly impacts the reinsurance coverage provided in this Agreement;

      (5) The Securities and Exchange Commission revokes the licenses of MNA to conduct business.

E. Connecticut General shall have the option of terminating this Agreement for new and existing business should MNA fail to pay premium in accordance with Article V and VI. If, during the sixty (60) days notice period, the Reinsurer receives all premiums in arrears and all premiums which




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     may become due within the sixty (60) days notice period, the notice of termination shall be deemed withdrawn. In the event of termination under this paragraph, this Agreement may be reinstated upon the written consent of the Reinsurer if, at any time within sixty (60) days of termination, MNA pays and the Reinsurer receives all premiums due with interest thereon and payable up to the date of reinstatement. (Please refer to paragraph K below for the interest calculation description)

F. Upon delivery of sixty (60) days written notice to Connecticut General, MNA shall have the option of terminating this Agreement for new business within sixty (60) days of the happening of any of the following events:

      (1) Connecticut General's A. M. Best rating is reduced to a "C" or lower;

      (2) Connecticut General is placed upon a "watch list" by its domiciliary state's insurance regulators;

      (3) An order appointing a receiver, conservator or trustee for management of Connecticut General is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of Connecticut General;

      (4) Connecticut General is merged, purchased or there is any other material change in Connecticut General's organization which directly impacts the reinsurance coverage provided in this Agreement;

      (5) Failure by Connecticut General to pay reinsurance death benefits in accordance with Article II. If, during the sixty (60) days notice period, MNA receives all reinsurance death benefits in arrears, the notice of termination shall be deemed withdrawn. In the event of termination under this paragraph, this Agreement may be reinstated upon the written consent of MNA if, at any time within sixty (60) days of termination, the Reinsurer pays and MNA receives all reinsurance death benefits due with interest thereon and payable up to the date of reinstatement. (Please refer to paragraph K below for the interest calculation description)

G. If this Agreement is terminated for new and existing business, Connecticut General shall be relieved of all liability to MNA for claims incurred following the termination date of this Agreement under such Underlying Annuity Contracts issued by MNA, and

H. If this Agreement is terminated for new business only, Connecticut General will remain liable, after termination, in accordance with the terms and conditions of this Agreement, with respect to all reinsurance effective prior to termination of the Agreement.





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THE MANUFACTURES LIFE INSURANCE
 COMPANY OF NORTH AMERICA
VENTURE 20 SERIES-VARIABLE ANNUITY     -14-
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



I. Both parties shall continue to be entitled to all offset credits provided by Article XI up to the effective date of termination.

J. MNA shall not have the right to assign or transfer any portion of the rights, duties and obligations of MNA under the terms and conditions of this Agreement without the written approval of Connecticut General.

K. In the event of reinstatement as described in paragraph E and F above, there will be an interest charge at the three (3) month LIBOR Rate (as published in the Wall Street Journal), plus .01, determined on the first business day following the end of the 60 day notice period. The settlement is considered overdue at the end of the 60 day notice period and interest shall commence from the overdue date.

L. Both parties to this Agreement shall provide the other party with written certification on or before September 1, 1999 that it has met Year 2000 systems readiness standards reasonably acceptable to the other. In the event one party fails to provide such certification, the other party may, at its sole discretion, have the right to terminate this Agreement for new and existing business upon thirty (30) days written notice. In the event of such termination, Connecticut General shall have no further liability under this Agreement.


                              ARTICLE XX - NOTICES
                              --------------------
All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered, sent via facsimile, or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

                    David W. Libbey, FSA, MAAA
                    Vice President, Treasurer and CFO
                    The Manufacturers Life Insurance Company Of North America 73 Tremont Street, Suite 1300
                    Boston, MA  02108
                    Phone No. (617) 854.8676           Fax No. (617) 854.8604

                    Inger S. Harrington, FSA
                    Assistant Vice President and Actuary
                    CIGNA Reinsurance
                    800 Cottage Grove Road
                    Hartford, CT  06152-4026
                    Phone No. 860.726.4516         Fax No. 860.726.3153




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THE MANUFACTURES LIFE INSURANCE
 COMPANY OF NORTH AMERICA
VENTURE 20 SERIES-VARIABLE ANNUITY    -15-
EFFECTIVE JULY 1, 1998

Notice shall be deemed given on the date it is received in the mail or sent via facsimile in accordance with the foregoing. Any party may change the address to which to send notices by notifying the other party of such change of address in writing in accordance with the foregoing.

The text of this Agreement and all Exhibits, Schedules and Amendments are considered to be the entire contract between the parties. There are no other understandings or agreements between the parties regarding the policies reinsured other than as expressed in this Agreement. Either party may make changes or additions to this Agreement, but they will not be considered to be in effect unless they are made by means of a written amendment which has been signed by both parties.





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THE MANUFACTURES LIFE INSURANCE
 COMPANY OF NORTH AMERICA
VENTURE 20 SERIES-VARIABLE ANNUITY     -16-
EFFECTIVE JULY 1, 1998

In witness whereof, the parties hereto have caused this Agreement to be signed in duplicate on the dates indicated to be effective as of the date specified above.


                                             THE MANUFACTURERS LIFE INSURANCE
                                                     COMPANY OF NORTH AMERICA

                              By:
                                   ------------------------------------------
                              Date:                                 , 19
                                   ---------------------------------  -------

                                                     CONNECTICUT GENERAL LIFE
                                                            INSURANCE COMPANY

                              By:
                                   ------------------------------------------
                              Date:                                 , 19
                                   ---------------------------------  -------






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THE MANUFACTURES LIFE INSURANCE
 COMPANY OF NORTH AMERICA
VENTURE 20 SERIES-VARIABLE ANNUITY    -17-
EFFECTIVE JULY 1, 1998

                                   SCHEDULE A
                                   ----------

              Maximum Limits of Reinsurance in Connecticut General
              ----------------------------------------------------

Connecticut General requires prior notification of any annuity purchase in excess of $5,000,000.00 per annuitant/owner. Upon receipt of such notification, Connecticut General then has the obligation to notify MNA within 15 days of its decision to accept or not accept the reinsurance risk for such an annuity purchase. Should Connecticut General not respond within 15 days, it shall be deemed that Connecticut General does not agree to accept such risk. In no event shall Connecticut General's share of risk exceed $5,000,000 per contract without prior written approval from Connecticut General.

The purchase amount is the sum of all premium contributions less withdrawals in the contract. For purchase amounts in excess of the maximum, Connecticut General's death benefit liability will be reduced by the ratio of purchase amounts in excess of the maximum to the total purchase amounts.

                           Guaranteed Minimum Benefits
                           ---------------------------

The GMDB and GIR reinsured hereunder are provided by MNA under the Combination Fixed and Variable Annuity Contract as described in its prospectus; V20/21.PRO598, V22/23.PRO598, V20/21.PRO598 (MLAM), and V22/23.PRO598 (MLAM),
including state availability supplements, effective May 1, 1998, as follows:

                     Guaranteed Minimum Death Benefit (GMDB)
                     ---------------------------------------
                  Form Venture .001, Venture .003, Venture .005

1. If any contract owner dies and the oldest owner had an attained age of less than 81 years on the contract date, the death benefit will be determined as follows:

     A. During the first contract year, the death benefit will be the greater of:
      (i) the Contract Value or
      (ii)the sum of all purchase payments made, less any amounts for partial withdrawals.
     B. During any subsequent contract year, the death benefit will be the greater of:
      (i) the Contract Value or
      (ii)the death benefit on the last day of the previous contract year, plus any purchase payments made and less any amounts for partial withdrawals.

2. If any contract owner dies on or after their 81st birthday, the death benefit will be the greater of:
     A. the Contract Value or
     B. The death benefit on the last day of the contract year ending just prior to the owner's 81st birthday, plus any payments made, less amounts deducted for partial withdrawals.

3. If any contract owner dies and the oldest owner had an attained age of 81 years or greater on

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 COMPANY OF NORTH AMERICA
VENTURE 20 SERIES-VARIABLE ANNUITY
EFFECTIVE JULY 1, 1998
     the contract date, the death benefit will be the greater of:
     A. The Contract Value or
     B. The excess of
      (i) the sum of all purchase payments over
      (ii)the sum of any amounts deducted for partial withdrawals.

                             Guaranteed Income Rider
                             -----------------------

The Guaranteed Income Rider reinsured hereunder must be exercised within 30 days immediately following an election date. Election of the Rider is irrevocable and may only be terminated as provided in the Rider. An election date is the seventh or later contract anniversary following the date the income benefit is elected or, in the case of a step-up of the Income Base, the seventh or later contract anniversary following the step-up date. The Income Benefit must be exercised by the later of (a) the contract anniversary immediately prior to the annuitant's 85th birthday or (b) the tenth contract.

Upon exercise of the Income Benefit option:

A. The Income Benefit for annuitants with issue ages below age 76 is based on the Income Base, which is the aggregate net purchase payments applied to the contract, accumulated at six percent (6%) interest, minus adjustments for partial withdrawals.

B. The Income Benefit for annuitants with issue ages 76 to 85 is based on the Income Base, which is the aggregate net purchase payments applied to the contract, accumulated at four percent (4%) interest, minus adjustments for partial withdrawals.

C. Upon exercise of the Step Up feature, the Income Base is the Contract Value as of the Step Up date plus any subsequent payments accumulated at the rate specified in (A) or (B) above, minus adjustments for partial withdrawals subsequent to the Step Up date.

D. The Income Benefit is determined by applying the Income Base to the Monthly Income Factors to purchase a guaranteed lifetime income under the following
     Options:

           1. Life Annuity with a 10-year period certain as described in the Rider.

           2. Joint and Survivor with 20-year period certain as described in the Rider. The guaranteed annuity purchase rates are calculated using a 3% interest rate and mortality based on 1983 Table "a" projected at Scale G for 35 years.

E. The cost of providing the Income Benefit is the present value of the Income Benefit using an interest rate equal to 50 bps over the then current 7 year Treasury and mortality rates equal to the 1983 IAM Table "a," projection scale G to year of annuitization. A load of 85 bps applies, for a net interest rate of 7 year treasuries minus 35 bps. A minimum treasury of 3% applies




--------------------------------------------------------------------------------
THE MANUFACTURES LIFE INSURANCE
 COMPANY OF AMERICA
VENTURE SERIES-VARIABLE ANNUITY
EFFECTIVE JULY 1, 1998

                                   SCHEDULE B
                                   ----------

            Contracts and Funds Subject to this Reinsurance Agreement
            ---------------------------------------------------------
Form
Number*                Policy Description                   Date
-------                ------------------                   ----
Venture .001           Combination Fixed                    7/1/98
Venture .003           and Variable Annuity GMDB
Venture .005
BR.001.98              Guarantee Income Rider               5/1/98
G-BR.001.98

* Includes all state variations of Venture 20, 21, 22, 23, 25, 26, 27 and MRP 20, 21, 22, 23, 25, 26, 27

                           Fund/Portfolio Description
                           --------------------------

      Pacific Rim Emerging Markets Trust   Balanced Trust
      Science & Technology Trust           Aggressive Asset Allocation Trust
      International Small Cap Trust        High Yield Trust
      Emerging Growth Trust                Moderate Asset Allocation Trust
      Pilgrim Baxter Growth Trust          Conservative Asset Allocation Trust
      Small/Mid Cap Trust                  Strategic Bond Trust
      International Stock Trust            Global Government Bond Trust
      Worldwide Growth Trust               Capital Growth Bond Trust
      Global Equity Trust                  Investment Quality Bond Trust
      Small Company Value                  U.S. Government Securities Trust
      Growth Trust                         Money Market Trust
      Equity Trust                         Lifestyle Aggressive 1000 Trust
      Quantitative Equity Trust            Lifestyle Growth 820 Trust
      Blue Chip Growth Trust               Lifestyle Balanced 640 Trust
      Real Estate Securities Trust         Lifestyle Moderate 460 Trust
      Value Trust                          Lifestyle Conservative 280 Trust
      International Growth and Income      Special Value Trust
      Growth and Income Trust              Basic Value Trust
      Equity-Income Trust                  Developing Markets Trust

Guaranteed Funds
----------------

One Year
Three Year
Five Year
Seven Year



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THE MANUFACTURES LIFE INSURANCE
 COMPANY OF AMERICA
VENTURE SERIES-VARIABLE ANNUITY
EFFECTIVE JULY 1, 1998

SCHEDULE C
----------
                             Limits and Rules of MNA
                             -----------------------

1) MNA will determine the Guaranteed Minimum Benefit for each deceased within seven (7) working days of receipt of due proof of death and all required claim forms.

2)   The maximum purchase payment without company approval is $1,000,000.

3) The minimum initial purchase payment is $5,000 for Non-Qualified Contracts and $2,000 for Qualified Contracts.

4)   The maximum issue age is 85.








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THE MANUFACTURES LIFE INSURANCE
 COMPANY OF AMERICA
VENTURE SERIES-VARIABLE ANNUITY
EFFECTIVE JULY 1, 1998

                                   SCHEDULE D
                                   ----------
                              Reinsurance Premiums
                              --------------------

1. The reinsurance premiums shall be based on the owner's age at the end of each quarter. MNA shall determine the owner's age at the time it prepares the quarterly exposure data submission for the variable annuity guaranteed death benefit, as set forth in Schedules E, attached hereto.

2. For the GMDB, the Adjusted Aggregate Contract Value is the sum of the contract values in all of MNA'S variable annuities subject to this Agreement, minus contract values attributable to amounts in excess of the maximum purchase amounts listed in Schedule A. The Adjusted Aggregate Contract Value will be determined separately for contracts with the GIR and contracts without the GIR.

3. The amount at risk each quarter will be calculated as the reinsurance benefit for each variable annuity contract covered under this agreement. For determining the amount at risk, the guaranteed minimum death benefit and the contract value are calculated as the average of the values at the end of the current quarter and the end of the prior quarter. The amount at risk cannot fall below zero

4. For funds identified as guaranteed in Schedule B, there will be no minimum premium regardless of attained age.

5. The actual death benefit exposure for Owners will be calculated. A table of quarterly reinsurance rates will be applied to the exposure to determine the reinsurance premium. The actual quarterly premium is then subject to a minimum or maximum determined as basis points of Contract Value. Fund based charges, expressed as an annual rate are as follows:

     ------------------------------------- -------------------------------------------------------------------------
                 Reinsurance
                   Coverage                          Issue Age Less than 81, with an Attained Ages 0-69.

     ------------------------------------- -------------------------------------------------------------------------
                                               Minimum           Minimum          Maximum             Maximum
                                                Annual          Quarterly          Annual            Quarterly
     ------------------------------------- ----------------- ---------------- ----------------- --------------------
        July 1, 1998 to June 30, 1999          3.4 bps           .000085          10.8 bps            .000270
     ------------------------------------- ----------------- ---------------- ----------------- --------------------
        July 1, 1999 to June 30, 2000          4.2 bps           .000105          10.8 bps            .000270
     ------------------------------------- ----------------- ---------------- ----------------- --------------------
          On and after July 1, 2000            4.8 bps           .000120          10.8 bps            .000270
     ------------------------------------- ----------------- ---------------- ----------------- --------------------

     ------------------------------------- -------------------------------------------------------------------------
                 Reinsurance
                   Coverage                           Issue age Less than 81, with an Attained Ages 70+

     ------------------------------------- -------------------------------------------------------------------------
                                               Minimum           Minimum           Maximum            Maximum
                                                Annual          Quarterly          Annual            Quarterly
     ------------------------------------- ----------------- ---------------- ------------------ -------------------
        July 1, 1998 to June 30, 1999          12.4 bps          .000310          25.0 bps            .000625
     ------------------------------------- ----------------- ---------------- ------------------ -------------------
        July 1, 1999 to June 30, 2000          13.4 bps          .000335          25.0 bps            .000625
     ------------------------------------- ----------------- ---------------- ------------------ -------------------
          On and after July 1, 2000            14.4 bps          .000360          25.0 bps            .000625
     ------------------------------------- ----------------- ---------------- ------------------ -------------------






--------------------------------------------------------------------------------
THE MANUFACTURERS LIFE INSURANCE
  COMPANY OF NORTH AMERICA
VENTURE 20 SERIES - VARIABLE ANNUITY
EFFECTIVE JULY 1, 1998

                             ----------------------


     ------------------------------------- -------------------------------------------------------------------------
                 Reinsurance
                   Coverage                                       Issue age Greater than 80
     ------------------------------------- -------------------------------------------------------------------------
                                               Minimum            Minimum             Maximum           Maximum
                                                Annual           Quarterly             Annual          Quarterly
     ------------------------------------- ----------------- ------------------- ------------------- ---------------
          On and after July 1, 1998            8.0 bps            .000200             24.0 bps          .000600
     ------------------------------------- ----------------- ------------------- ------------------- ---------------


5. For the GIR, the Average Aggregate Income Value is the sum of the Income Bases in all of MNA'S annuities with the GIR subject to this Agreement, minus Income Bases attributable to amounts in excess of the maximum purchase amounts listed in Schedule A.

6. The premium rate for the GIR shall be equal to an annual rate of 17 bps of Average Aggregate Income Value, plus 6% of reserves attributable to the GIR, which shall not exceed an additional 2 bps of Average Aggregate Income Value from July 1, 1998 to June 30, 1999; 4 bps of Income Base from July 1, 1999 to June 30, 2000; and six bps of Income Base on or after July 1, 2000, held at the end of each calendar quarter.




                Quarterly Reinsurance Premium Rates for the GMDB
                ------------------------------------------------
                       Exposure Based - Per $1,000 Exposed

                         Ages Unisex
                         -----------
                           <35                      $ 0.19
                            35-39                     0.25
                            40-44                     0.37
                            45-49                     0.63
                            50-54                     1.15
                            55-59                     2.02
                            60-64                     3.21
                            65-69                     5.52
                            70-74                     9.54
                            75-79                    15.40
                            80-84                    25.20
                            85-89                    38.20

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THE MANUFACTURES LIFE INSURANCE
 COMPANY OF NORTH AMERICA
VENTURE 20 SERIES-VARIABLE ANNUITY
EFFECTIVE JULY 1, 1998

                                   SCHEDULE E
                                   ----------
                           Quarterly Reporting Format


1. Following the end of each calendar quarter, the Quarterly Transaction Summary (Schedules E-1), the Quarterly Input Page, Fund/Exposure-Based exhibit (Schedule E-2) and the Quarterly Seriatim Information (Schedule E-3) or exhibits of similar form must be prepared for each Qualified plan and Non-Qualified plan separately.

2. The tabulation should be on an Adjusted Basis, which requires omission of excess contract values due to an issue amount in excess of $5 million.

3. Tabulations shall be on a seriatim basis, to be shared via data file mutually agreed to by the parties, with each contract contributing toward the totals for both exposure and aggregate contract value.

4. The tabulation is necessary to assess the correct amount at risk for accurate calculation of reinsurance premium. MNA can choose to report values a) as weighted averages during the quarter, or b) as of the end of the quarter. This election must be denoted on the submission.


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THE MANUFACTURERS LIFE INSURANCE
 COMPANY OF NORTH AMERICA
VENTURE 20 SERIES-VARIABLE ANNUITY
EFFECTIVE JULY 1, 1998